AMENDMENT NO. 22

TO

THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (the "Amendment") effective May 24, 2019, amends the Third Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust, is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to add Invesco Oppenheimer V.I. Capital Appreciation Fund, Invesco Oppenheimer V.I. Conservative Balanced Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Invesco Oppenheimer V.I. Global Fund, Invesco Oppenheimer V.I. Global Strategic Income Fund, Invesco Oppenheimer V.I. Government Money Fund, Invesco Oppenheimer V.I. International Growth Fund, Invesco Oppenheimer V.I. Main Street Fund®, Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Invesco Oppenheimer V.I. Total Return Bond Fund;

NOW THEREFORE, the parties agree that:

1.Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

"APPENDIX A TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement
Invesco Oppenheimer V.I. Capital Appreciation Fund	May 24, 2019
Invesco Oppenheimer V.I. Conservative Balanced Fund	May 24, 2019
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	May 24, 2019
Invesco Oppenheimer V.I. Global Fund	May 24, 2019
Invesco Oppenheimer V.I. Global Strategic Income Fund	May 24, 2019
Invesco Oppenheimer V.I. Government Money Fund	May 24, 2019
Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019
Invesco Oppenheimer V.I. Main Street Fund®	May 24, 2019
Invesco Oppenheimer V.I. Main Street Small Cap Fund®	May 24, 2019
Invesco Oppenheimer V.I. Total Return Bond Fund	May 24, 2019
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Core Plus Bond Fund	May 1, 2000
Invesco V.I. Health Care Fund	April 30, 2004
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. International Growth Fund	May 1, 2000

Invesco V.I. Mid Cap Core Equity Fund	September 10, 2001
Invesco V.I. Government Money Market Fund	May 1, 2000
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. Managed Volatility Fund	April 30, 2004
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco V.I. American Franchise Fund	February 12, 2010
Invesco V.I. American Value Fund	February 12, 2010
Invesco V.I. Comstock Fund	February 12, 2010
Invesco V.I. Equity and Income Fund	February 12, 2010
Invesco V.I. Global Core Equity Fund	February 12, 2010
Invesco V.I. Growth and Income Fund	February 12, 2010
Invesco V.I. Mid Cap Growth Fund	February 12, 2010
Invesco V.I. Value Opportunities Fund	September 10, 2001

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:
Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed- end fund in the Invesco Fund complex overseen by the Invesco Funds Board.

***For the additional administrative services that the Administrator provides or ensures that the Insurance Company or Qualified Plan (that has entered into a Participation Agreement with AIM Variable Insurance Funds (Invesco Variable Insurance Funds)) provides, the Portfolios shall pay Invesco Advisers, Inc., on a quarterly basis, up to an annual rate of .15% of the average net asset value of each portfolio not to exceed the Administrator's cost. To the extent that the Administrator's cost exceeds .15%, such excess amount shall be borne by the Administrator and the Administrator will not seek reimbursement at a later time for such excess amounts on services previously rendered if the Administrator's cost is later reduced to an amount below .15%."

In addition to the rate described above, Invesco V.I. Government Money Market Fund and Invesco Oppenheimer V.I. Government Money Fund shall also pay the Administrator 0.03% for the provision of the Money Market Fund Administrative Services.

2.All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

INVESCO ADVISERS, INC.
Attest: /s/ Peter Davidson___________________	By:_/s/ Jeffrey H. Kupor_______________
Assistant Secretary	Jeffrey H. Kupor
Senior Vice President
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)
Attest: /s/ Peter Davidson___________________	By: __/s/ Jeffrey H. Kupor __________________
Assistant Secretary	Jeffrey H. Kupor
Senior Vice President

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